                                                                   EXHIBIT 99.10

                    NATIONSBANC MONTGOMERY SECURITIES, INC.




January 13, 1998


     We hereby consent to the inclusion of our opinion letter dated December 14, 1997 to the Board of Directors of Gulf South Medical Supply regarding the merger between Gulf South Medical Supply and Physician Sales & Service, in Physician Sales and Service's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings "Summary--The Merger," "The Merger--Background of the Merger," "The Merger--Reasons for the Merger," "The Merger--Opinions of Financial Advisors," and "Annex G--Opinion of NationsBanc Montgomery Securities LLC." In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                    Very truly yours,



                                    /s/ NationsBanc Montgomery Securities
                                    ----------------------------------------
                                    NATIONSBANC MONTGOMERY SECURITIES LLC